SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     Date of Report: July 29, 2003
                    (Date of earliest event reported)

                        0-19791 (Commission File No.)

                         USF CORPORATION
     (Exact name of registrant as specified in its charter)


                              Delaware
 (State or other jurisdiction ofincorporation or organization)


                            36-3790696
                 (IRS Employer Identification Number)

            8550 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631
                  (Address of principal executive offices)        (Zip Code)

                          (773) 824-1000
(Registrant's telephone number, including area code)

                      USFreightways Corporation
(Former name or former address, if changed since last report)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

The following is furnished under Item 12 of Form 8-K as an exhibit to this Current Report.
(c) Exhibits:


Exhibit Number Description


99
News Release, dated July 29, 2003.



Exhibits (furnished pursuant to Item 12)



Item 12.Information being provided under Item 12.

On July 29, 2003, USF Corporation ("the Company") reported its results for the Second Quarter of 2003 ending July 5, 2003. The Company issued a press release, the text of which is set forth in Exhibit 99 hereto. This information is being furnished pursuant to Item 12 "Disclosure of Results of Operations and Financial Condition". This information shall not be deemed "filed" for purposes of Section 18 f the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

USF CORPORATION

By:/s/ Christopher L. Ellis
Christopher L. Ellis
Senior Vice President, Finance & Chief Financial Officer

Date:July 29, 2003

EXHIBIT 99



FOR IMMEDIATE RELEASE     FOR FURTHER INFORMATION CONTACT:
TUESDAY, July 29, 2003                  CHRIS ELLIS  773.824.2205

USF Corporation Reports Net Income of $.30 per Share

Chicago... USF Corporation (NASDAQ: USFC) reported net income of $8.1 million for the second quarter ended July 5, 2003, compared to $5.9 million reported for the second quarter ended June 29, 2002. Included in the 2002 net income was a $7.0 million charge related to discontinued operations. Diluted earnings per share were 30 cents for the quarter compared to 22 cents per share for the second quarter of 2002. Included in the 2003 second quarter results was an after tax charge of $1.2 million (equivalent to 4 cents diluted earnings per share) related to retirement costs for the Company's former CEO.

Net income from continuing operations for the second quarter was also $8.1 million or 30 cents diluted earnings per share, compared to $13.0 million for the second quarter of 2002, equivalent to 47 cents per share.

Operating revenue for the second quarter was $567.1 million, a 0.7% decrease from the $571.2 million reported for the second quarter of 2002. This year's quarter included 62.5 working days compared to 64.0 in the 2002 second quarter. Operating revenue per working day increased 1.7% over last year's quarter.

The elements contributing to the relatively flat revenue were decreases in revenue at USF Red Star and USF Logistics. USF Red Star is being restructured to its core business markets in the Northeast. This strategy requires exiting certain terminals and shedding unprofitable business.

At USF Logistics there was a significant reduction of business with major customers, primarily with Fleming Companies following their bankruptcy in April.

Less-Than-Truckload

Operating earnings for the LTL group were $25.3 million in the quarter, compared to $28.5 million for the second quarter of 2002. The LTL group's operating ratio ("OR") in the second quarter was 94.6%, compared to 94.0% in the second quarter of last year. Second quarter revenue in the LTL group amounted to $472.5 million, a 0.6% decrease from last year's second quarter. Per working day revenue increased 1.8% over last year (fuel surcharge included, 0.4% with surcharge removed).

A General Rate Increase of 5.9% was implemented on June 2nd, approximately three weeks earlier than last year's increase.

LTL revenue generated by the Company's PremierPlusSM service continues to expand and accounted for 12.8% of the group's LTL revenue compared to 10.4% in the second quarter of 2002. PremierPlusSM LTL revenue grew 23.4% in the second quarter of 2003 compared to the second quarter of 2002.

Both LTL shipments and tonnage decreased 6.2% from last year's second quarter. On a per day basis, shipments and tonnage both decreased 4.0%. Billed LTL revenue per shipment increased 6.7% from $119.59 to $127.66, including fuel surcharges. Billed LTL revenue per hundredweight increased by 6.8%, from $10.58 to $11.30. Average weight per LTL shipment was 1,130 pounds in both the current quarter and the 2002 second quarter.

Included in these statistics is USF Red Star, who's second quarter revenue was $57.9 million compared to last year's $69.6 million, a 16.9% decrease. When compared to this year's first quarter their revenue declined 4.0%. Excluding USF Red Star, the remaining companies in the LTL group posted a 4.7% increase in revenue per day with a combined OR of 93.4% this year compared to 92.7% in last year's quarter.

USF Red Star's OR of 103.6% in the second quarter this year was significantly better than the 108.8% reported in the first quarter of 2003. Since late last year USF Red Star has taken major steps to return the company to profitability. These include the elimination of approximately $30 million of low yield revenue from its largest customer and the elimination of the costs associated with that business. Additionally, USF Red Star has made several operational changes. These include the closure of terminal operations in Atlanta at the end of 2002, and in North and South Carolina at the end of May. With these significant operational changes throughout the USF Red Star system, it is anticipated that the company will return to profitability by the fourth quarter of this year.

USF Holland's daily revenue increased by 1.8% over last year's second quarter, with an OR of 93.5% compared to 92.1% last year. Contributing to the flat revenue is the continuing soft economy, especially in the Midwest, which is heavily dependent on the automotive market. Further, competitive pricing has put pressure on margins.

USF Reddaway reported improved second quarter results, growing daily revenue by 9.8% and improving its OR in the current quarter to 87.9% compared to last year's 89.4% on improved operating efficiencies and profit on the sale of a terminal. USF Dugan also improved revenue and profits, with daily revenue increasing 11.5% in the current quarter with an OR of 98.4%, the same as the second quarter of 2002. USF Bestway grew daily revenue by 4.3%, but its OR increased to 95.5% in the quarter compared to 93.8% last year, primarily from higher health care and workers' compensation expenses and increased pricing pressures in the intra California/Texas markets.

Truckload

USF Glen Moore recorded a 9.6% revenue increase to $31.2 million in the current quarter over last year's $28.5 million. USF Glen Moore's operating earnings were $1.0 million and it had an OR of 96.9%, compared to $1.5 million profit and an OR of 94.6% in last year's second quarter. This year's OR was impacted by higher claims and, to a lesser extent, higher empty miles.

Logistics

Revenue for the logistics group was $65.7 million, a 5.5% decrease compared to last year's second quarter of $69.6 million. The group recorded an operating profit of $1.8 million compared to $2.1 million last year, reflecting lower revenue.

Capital Expenditures and Balance Sheet

Capital expenditures for the quarter amounted to approximately $32 million: $12 million for revenue equipment, $7 million for terminal facilities, $9 million for Information Technology and $4 million in other areas. Last year's second quarter capital expenditures were $27 million: $14 million for revenue equipment, $5 million for terminals, $3 million for Information Technology, and $5 million in other areas.

Quarter Highlights
* Company name officially changed to USF Corporation
* Company completed agreements with four companies to be primary parts suppliers
* USF Red Star acquired business of Plymouth Rock Transportation
* USF Reddaway expanded service to the Denver area with a new terminal
* USF Processors began processing unsaleable products for Associated Grocers of New England
* USF Logistics Services began pool distribution services for Tuesday Morning Corporation

Earnings Guidance

Given the uncertainties in the current economic climate, the Company is not prepared to give earnings guidance for the entire year 2003. Third quarter diluted earnings per share from continuing operations are estimated to be between 45 and 60 cents per share.

Leadership Transition

The Company presently contemplates that the search for a new CEO will be concluded by early September.

Operating Statistics

Copies of the Company's Operating Statistics are available on the USF home page at www.usfc.com under the heading, "Recent Headlines". After a period of time, these will be archived at www.ir.usfc.com.

Conference Call

A conference call will be held at 10:00 a.m. CDT on Wednesday, July 30th to discuss the results. Those wishing to participate should dial 1-888-689-4786. Callers should dial in 5 to 10 minutes prior to the start of the call. A telephone replay will also be available. To use the dial-in access, call (800) 642-1687, conference ID 1810352 after 1:00p.m. (CDT). The telephone replay will be available for seven days. After that time a transcript of the call will be available at www.ir.usfc.com.

A live broadcast of the conference call will be available through the Company's Web site at www.usfc.com and also www.streetevents.com. To listen to the call, please go to one of the Web sites at least fifteen minutes early to download and install any necessary software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call at both Web sites. The conference call is the sole property of USF and any rebroadcast or transcription of the event without prior written consent of the Company is prohibited. The Company assumes no responsibility to update any information posted on its Web site.
Company Description

USF Corporation (NASDAQ: USFC) provides a full range of supply chain management services, offering high-value transportation solutions across North America through a network of independently operated companies that compete collectively. USF's five regional trucking companies - USF Bestway, USF Dugan, USF Holland, USF Red Star, and USF Reddaway - provide industry-leading next-day, regional (USF PremierSM) and national (USF PremierPlusSM) less-than-truckload services. USF Glen Moore is one of the fastest growing providers of premium regional and national truckload services. USF Logistics Services is a full-service provider of transportation management, contract warehousing, dedicated fleet, cross docking, domestic ocean services and reverse logistics. USF Technology Services is a provider of information integration and support services to USF and its customers, including USF Net Web-based services. For more information, visit www.usfc.com.

Forward-Looking Statements

This release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are detailed from time to time in reports filed by the Company with the SEC including forms 8K, 10Q and 10K.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited (Dollars in thousands except per share amount)


     Condensed Consolidated Statements of Operations
         Unaudited (Dollars in Thousands, Except Per-Share Amounts)

                                                                           Quarter Ended                      Six Months Ended
                                                                 July 5,            June 29,          July 5,            June 29,
                                                                  2003                2002             2003                2002

Operating revenue:
     LTL Trucking                                                  $ 472,472           $ 475,173      $ 961,335        $ 905,391
     TL Trucking                                                      31,244              28,518         62,994           53,835
     Logistics                                                        65,738              69,593        141,413          136,145
     Intercompany eliminations                                        (2,369)             (2,097)        (4,955)          (4,019)
Total operating revenue                                              567,085             571,187       1,160,787       1,091,352

Operating income:
     LTL Trucking                                                     25,300              28,513          42,112          45,378
     TL Trucking                                                         962               1,529           1,485           2,418
     Logistics                                                         1,785               2,076           2,338           4,366
     Freight forwarding - Asia exit costs                                  -                   -               -         (12,760)(a)
     Corporate and other                                              (8,682)             (7,100)        (13,918)        (13,133)
Total income from operations                                          19,365              25,018          32,017          26,269

Non-operating expenses:
     Interest expense                                                 (5,191)             (5,119)        (10,483)        (10,230)
     Interest income                                                     207               1,051             418           1,398
     Other, net                                                         (171)               (172)           (426)           (381)
Total non-operating expenses                                          (5,155)             (4,240)        (10,491)         (9,213)

Income/ (loss) from continuing operations before income
    taxes and cumulative effects of accounting changes                14,210              20,778          21,526          17,056
Income tax expense                                                    (6,096)             (7,797)         (9,172)        (10,876)
Income from continuing operations before cumulative
     effects of accounting changes                                     8,114              12,981          12,354           6,180

Discontinued operations:
     Loss from operations, net of tax benefits of $29, $3,961,
          $34 and $4,445 respectively                                    (38)             (7,041)            (45)         (7,903)
Income/ (loss) before cumulative effects of                            8,076               5,940          12,309          (1,723)
     accounting changes
Cumulative effect of change in accounting                                  -                   -          (1,467)              -
     for revenue recognition, net of tax benefit of $1,064
Cumulative effect of change in accounting                                  -                   -               -         (70,022)
     for goodwill
Net income/ (loss)                                                   $ 8,076             $ 5,940        $ 10,842       $ (71,745)
Income/ (loss) per share from
     continuing operations         - Basic                            $ 0.30              $ 0.48          $ 0.46          $ 0.23
                                   - Diluted                            0.30                0.47            0.45            0.23
Loss per share fro
     discontinued operations       - Basic                                 -               (0.26)              -           (0.29)
                                   - Diluted                               -               (0.26)              -           (0.29)
Loss per share - cumulative effects of changes
     in accounting                     - Basic                             -                   -           (0.05)          (2.61)
                                       - Diluted                           -                   -           (0.05)          (2.56)

Net income/ (loss) per share           - Basic                          0.30                0.22            0.40           (2.67)
                                       - Diluted                        0.30                0.22            0.40           (2.62)

Average shares outstanding             - Basic                    27,105,724          26,892,426      27,054,311      26,845,749
                                       - Diluted                  27,235,970          27,469,968      27,167,674      27,385,140

(a) Charges related to relinquishing our interest in Asia.

                         REVENUE and OPERATING RATIOS
                        Unaudited (Dollars in thousands)


                                                         Quarter Ended               Six Months Ended
                                                        July 5, 2003 and                July 5, 2003 and
                                                         June 29, 2002                   June 29, 2002
                                                        Operating                      Operating
Company (Region)                                   Revenue     Ratio (a)         Revenue      Ratio (a)




Holland (Midwest)                      03         $243,775       93.5%          $502,350         93.7%
                                       02         $245,125       92.1%          $469,400         93.0%
Bestway (Southwest)                    03           38,617       95.5%            78,044         96.1%
                                       02           37,924       93.8%            72,082         94.8%
Red Star (Northeast)                   03           57,900      103.6%           118,197        106.2%
                                       02           69,641      101.8%           129,731        102.8%
Reddaway (West Coast, Northwest)       03           73,826       87.9%           145,175         89.9%
                                       02           68,878       89.4%           130,583         91.6%
Dugan (Plains, South)                  03           58,354       98.4%           117,569         99.6%
                                       02           53,605       98.4%           103,595         98.6%

(a) Operating ratio is direct operating costs as a percentage of revenue.